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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 23, 2000



                       EMERGENCY FILTRATION PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)



     Nevada                          0-27421                    87-0561647
-----------------                  ------------             -------------------
(State or other                    (Commission                 (IRS Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)



                      4334 South Industrial Road, Suite 440
                            Las Vegas, Nevada 89103
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                    (Address of principal executive offices)



                                 (702) 798-4541
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              (Registrant's telephone number, including area code)



                                       N/A
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                         (Former Address of Registrant)





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Item 5.   Other Events

      The Company and third parties have made certain incorrect statements concerning the business and operations of the Company which may include projections, forecasts and opinions. The incorrect statements and the correct information is as follows:

      1 - On August 2. 1999, the Company issued a News Release which stated Human Medical Options International's meeting of its ". . . first year sales requirements of 320,000 units is a certain reality." This statement has proven to be incorrect to date. To date, approximately 1,000 units have been sold.

      2 - In a News Release dated May 10, 1999 ClubMedic Co-Founder, Mr. Charles Kirk was quoted as saying, " We expect this to be the first in a continuing string of orders that will total approximately 20,000 units within 60 days. We believe that our original estimates of a 40,000 unit per month average volume after a two month mobilization period is quite attainable and likely." This statement has proven to be incorrect to date. To date, approximately 3,500 units have been sold.

      3 - In a News Release dated August 19, 1998, it was stated that Preferred Health Technologies, Inc., was ". . . arranging an equity investment of $500,000 in EMFP." The investment was later made by individuals associated with Preferred Health, rather than Preferred Health as a company.

      4 - On April 20, 1999 Mr. Charles Kirk of ClubMedic said, "We conservatively estimate the combined market for EFP's current and future applications to be well over $20 billion USD. This statement is made on Charles Kirk's own personal basis and no independent evidence supports this statement.

      5 - On January 16,1999 the Company announced an association with the World CPR Foundation (WCPRF). There is no written agreement with the WCPRF and they are under no obligation to EFP on any matter.

      6 - On July 6, 1998 the Company announced the signing of a distribution agreement with ProMedix, Inc. Because of poor sales performance, both parties agreed to terminate terms of the agreement in December of 1998.



The Company has released the information contained herein in a news release.




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Item 7.    Financial Statements and Exhibits

     1.   Press Release of February 23, 2000





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EMERGENCY FILTRATION PRODUCTS, INC.
                                        (Registrant)


DATED: February 23, 2000                /s/ MICHAEL CRNKOVICH
                                        -----------------------------------
                                            Michael Crnkovich,
                                            President